Exhibit 99.1

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing relating to securities of Rocket Lab USA, Inc. (the “Company”) required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

Know all men by these presents, that each party hereto hereby constitutes and appoints Peter Beck as the true and lawful attorney-in-fact and agent of such party with full power and authority and full power of substitution and resubstitution, for, in the name of, and on behalf of such party, place and stead, in any and all capacities, (i) to execute any and all filings relating to securities of the Company required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, supplement and/or exhibit thereto) for, in the name of and on behalf of such party, (ii) to do and perform any and all acts for, in the name of and on behalf of such party which said attorney-in-fact determines may be necessary or appropriate to complete and execute any and all such filings, amendments, supplements and/or exhibits and any and all other document(s) in connection therewith, (iii) to file such filings, amendments, supplements, exhibits and/or documents with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange) and (iv) to perform any and all other acts that said attorney-in-fact or agent determines may be necessary or appropriate in connection with the foregoing that may be in the best interest of or legally required by such party, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such party might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. Each party hereto hereby acknowledges that the foregoing attorney-in-fact and agent, in serving in such capacity at the request of such party, is not assuming any responsibility of such party to comply with Section 13 of the Exchange Act or any rule or regulation thereunder.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Dated: August 24, 2021

EQUATORIAL TRUST

By: Peek Street Equatorial Trustee Limited
its trustee

By:	/s/ Warren Butler
	Name:	Warren Butler
	Title:	Director

By:	/s/ Peter Beck
	Name:	Peter Beck
	Title:	Director

PEEK STREET EQUATORIAL TRUSTEE LIMITED

By:	/s/ Warren Butler
	Name:	Warren Butler
	Title:	Director

By:	/s/ Peter Beck
	Name:	Peter Beck
	Title:	Director

PETER BECK

By:	/s/ Peter Beck
	Name:	Peter Beck

KERRYN BECK

By:	/s/ Kerryn Beck
	Name:	Kerryn Beck

WARREN BUTLER

By:	/s/ Warren Butler
	Name:	Warren Butler

[Signature Page to Section 13 Joint Filing Agreement and Power of Attorney]